Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-179075, No. 333-186886, No. 333-194131, No. 333-202269, No. 333-209767, No. 333-216338, No. 333-224757, No. 333‑229889, No. 333-236636, No. 333-249807, No. 333-253417, No. 333-255895 and No. 333-263195) on Form S-8 of our reports dated February 26, 2025, with respect to the consolidated financial statements of Jazz Pharmaceuticals plc and financial statement schedule at Item 15(a)2 and the effectiveness of internal control over financial reporting.

/s/ KPMG

Dublin, Ireland
February 26, 2025